PRICING SUPPLEMENT NO. 39                                   Rule 424 (b)(3)
DATED: September 29, 1997                                 File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997


                             $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 10/02/97  Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 10/02/2002

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                             Optional         Optional
                        Redemption           Repayment        Repayment
Redeemable On           Price(s)             Date(s)          Price(s)
-------------           ----------           ---------        ----------

N/A                     N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.488%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]         Commercial Paper Rate                  Minimum Interest Rate:

[_]         Federal Funds Rate                     Interest Reset Date(s):

[_]         Treasury Rate                          Interest Reset Period:

[_]         LIBOR Reuters                          Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                             Interest Payment Period:

Index Maturity:

Spread (plus or minus):
------------------------------

*   Each April 2 and October 2, commencing April 2, 1998


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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